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                                                                    EXHIBIT 23.2




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our audit report dated February 12, 1997, included in this Form 10-K, into the Company's previously filed Registration Statement
File No 33-99384.

Buenos Aires, Argentina                    PISTRELLI, DIAZ Y ASOCIADOS
March 13, 1997                             C.P.C.E.C.F. Vol. 1 -F Degree 8
                                           /s/ ENRIQUE C. GROTZ
                                           ENRIQUE C. GROTZ
                                           Partner
                                           Certified Public Accountant
                                           Buenos Aires University
                                           C.P.C.E.C.F. Vol. 136 - F Degree 149